Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Hard Rock Hotel, Inc. (the “Company”) for the three month period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter A. Morton, as Chief Executive Officer of the Company, and James D. Bowen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter A. Morton
Name: Peter A. Morton
Title: Chief Executive Officer
Date: May 15, 2006

/s/ James D. Bowen
Name: James D. Bowen
Title: Chief Financial Officer
Date: May 15, 2006

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.